Exhibit 99.1

Sonic Solutions Reports Results for Third Quarter Ended December 31, 2004

    NOVATO, Calif.--(BUSINESS WIRE)--Feb. 8, 2005--Sonic Solutions
(Nasdaq:SNIC)

    Record Revenues and Strong Profitability (Non GAAP) Mark First
                 Quarter Report Post Roxio Acquisition

    Sonic Solutions (Nasdaq:SNIC) announced today the financial results for the Company's third quarter ended December 31, 2004.




                       Summary Financial Results
               (in thousands, except per share amounts)


                              Three Months Ended     Nine Months Ended
                                 December 31,           December 31,
                            2004     2004     2003     2004     2003
                         (Non GAAP) (GAAP)   (GAAP)   (GAAP)   (GAAP)
                         --------- -------- -------- -------- --------

Net revenue               $20,615  $19,677  $14,834  $55,023  $39,551
Net income (loss)          $4,941    $(419)  $3,208   $7,143   $6,748
                         ========= ======== ======== ======== ========

Net income (loss) per
 diluted share              $0.18   $(0.02)   $0.13    $0.25    $0.27
                         ========= ======== ======== ======== ========



    Summary

    On a GAAP basis, net revenue for the quarter was $19,677,000 compared to $14,834,000 for the same period in the prior fiscal year. Net loss for the quarter was $419,000 or $0.02 per diluted share compared to net income of $3,208,000 or $0.13 per diluted share for the same period in the prior fiscal year.
    On a GAAP basis, net revenue for the nine months was $55,023,000 compared to $39,551,000 for the same period in the prior fiscal year. Net income for the nine months was $7,143,000 or $0.25 per diluted share compared to net income of $6,748,000 or $0.27 per diluted share for the same period in the prior fiscal year.
    On a Non GAAP basis, net revenue for the quarter was $20,615,000 and net income was $4,941,000 and net income per diluted share was $0.18.

    Non GAAP Presentation

    During the quarter ended December 31, 2004, and as previously announced, Sonic Solutions acquired substantially all of the assets and liabilities of the Consumer Software Division of Roxio, Inc. This press release discloses Non GAAP financial measures, including Non GAAP net revenue, net income (loss), diluted earnings per share, and gross profit and margin figures, which exclude certain expense items associated with the acquisition and include certain royalty revenue associated with the sale of Roxio product, each as more fully described below. Sonic Solutions believes that this Non GAAP presentation is useful to investors in analyzing the results for the quarter ended December 31, 2004 because it includes certain items that management considers meaningful and excludes other items that management does not consider meaningful for purposes of analyzing Sonic's operating results. Sonic Solutions plans to continue to provide a Non GAAP presentation in future quarters for as long as such a presentation continues to be meaningful.

    The Non GAAP presentation adjusts the following items:

    Revenue - Under purchase accounting rules, OEM royalties received by Sonic on account of Roxio's business may only be included in revenue if they reflect OEM shipments occurring after the date of the acquisition (December 17, 2004). The Non GAAP presentation includes in revenue royalties for which Sonic received reports of shipments from OEM's after December 17, 2004 for shipments prior to December 17, 2004 and for which Sonic has invoiced the OEMs and expects to collect the amounts due in cash. Sonic has also excluded in the Non GAAP presentation an end of life reserve related to some of the Roxio products.
    Acquisition Related Intangible Amortization - Under purchase accounting rules, some portion of the acquisition purchase price is allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. The GAAP presentation includes amortization on all acquired intangibles. These non-cash charges are eliminated in the Non GAAP presentation in calculating operating income.
    Acquired in-process Technology - In the GAAP presentation, the write-off of acquired in-process technology is included in operating expenses. This expense has been eliminated in the Non GAAP presentation.
    Business Integration Expenses - Certain charges that occur at or around the time of an acquisition, and that are not expected to recur, are considered to be non-recurring charges. The Non GAAP presentation eliminates any of these charges included in operating expense.

    Sonic will hold its third quarter ended December 31, 2004 earnings conference call on Tuesday, February 8, 2005 at 1:30 p.m. (PT)/4:30 p.m. (ET). Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.




                            Sonic Solutions
                   Condensed Statement of Operations
               (in thousands, except per share amounts)
                              (unaudited)


                                         Three Months    Nine Months
                                            Ended           Ended
                                         December 31,    December 31,
                                         2004    2003    2004    2003
                                       -------------------------------

Net Revenue                            $19,677  14,834  55,023  39,551

Cost of Revenue                          2,497   1,734   5,997   5,135
                                       -------  ------  ------  ------

    Gross Profit                        17,180  13,100  49,026  34,416
                                       -------  ------  ------  ------

Operating expenses
       Marketing and sales               4,553   3,304  12,151   9,286
       Research and development          7,503   4,986  21,158  14,007
       General and administrative        1,673   1,174   4,260   3,203
       Acquired in-process technology    3,100       0   3,100       0
       Business integration              1,087       0   1,087       0
                                       -------  ------  ------  ------
          Total operating expenses      17,916   9,464  41,756  26,496
                                       -------  ------  ------  ------
          Operating income (loss)         (736)  3,636   7,270   7,920

Other income, net                          365     101     596     102
                                       -------  ------  ------  ------

          Income (loss) before income
           taxes                          (371)  3,737   7,866   8,022
Provision for income taxes                  48     529     723   1,274
                                       -------  ------  ------  ------

          Net income (loss)              $(419)  3,208   7,143   6,748
                                       =======  ======  ======  ======
          Net income (loss) per share
           applicable to common
                Shareholders:
                       Basic            ($0.02)  $0.15   $0.31   $0.34
                                       =======  ======  ======  ======
                       Diluted          ($0.02)  $0.13   $0.25   $0.27
                                       =======  ======  ======  ======

          Shares used in computing
            net income (loss) per
            share:
                       Basic            23,627  21,516  23,031  20,023
                                       =======  ======  ======  ======
                       Diluted          23,627  24,770  28,408  24,829
                                       =======  ======  ======  ======


                            Sonic Solutions
                       Condensed Balance Sheets
                            (in thousands)


                                                    December   March
                                                       31,       31,
                                                      2004    2004(a)
                                                   (unaudited)
                                                   -------------------
Assets
Current assets:
    Cash, cash equivalents and investments           $29,214  $36,182
    Accounts receivable, net of allowance for
     returns and doubtful accounts of $243 and
      $10,818, at March 31, 2004 and
      December 31, 2004, respectively                 14,790    9,443
    Unbilled receivables                                 397        0
    Inventory                                          1,350      560
    Prepaid expenses and other current assets          3,283    1,399
                                                   ---------- --------
    Total current assets                              49,034   47,584
                                                   ---------- --------
Fixed assets, net                                      6,857    3,610
Purchased and internally developed software costs,
 net                                                   1,675    1,042
Acquired intangibles                                  50,065    2,898
Goodwill                                              54,236   15,533
Other assets                                           1,924      278
                                                   ---------- --------
    Total assets                                    $163,791  $70,945
                                                   ========== ========
Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable                                  $5,204   $1,145
    Accrued liabilities                               21,768    8,977
    Deferred revenue and deposits                      7,123    4,965
    Capital leases                                        57       60
                                                   ---------- --------
    Total current liabilities                         34,152   15,147
                                                   ---------- --------
Bank note payable                                     30,000        0
Other long term liabilities                            2,068        0
Capital lease, net of current portion                    101       75
                                                   ---------- --------
    Total liabilities                                 66,321   15,222
Shareholders' equity:
    Common stock                                     105,596   70,994
    Cumulative foreign translation adjustment            (14)     (16)
    Accumulated deficit                               (8,112) (15,255)
                                                   ---------- --------
    Total shareholders' equity                        97,470   55,723
                                                   ---------- --------
    Total liabilities and shareholders' equity      $163,791  $70,945
                                                   ========== ========

(a) March 31, 2004 balances are derived from the audited financial statements included in the Company's 2004 Annual Report on Form 10-K.



                            Sonic Solutions
             Reconciliation of Reported Operating Results
                    to Non GAAP Operating Results:
  (in thousands, except per share amounts and percentages, unaudited)


                                                        Three Months
                                                            Ended
                                                         December 31,
                                                         2004    2003
                                                      ----------------

  Reported revenue                                     19,677  14,834

  Adjustment:
 CSD Royalty reports received after December 17, 2004
  for OEM shipments prior to December 17, 2004            731       -

  CSD end of life reserve                                 207       -
                                                      ----------------

  Non GAAP revenue                                    $20,615 $14,834
                                                      ================

Non GAAP gross profit                                  18,444  13,100

Non GAAP gross margin                                    89.5%   88.3%


       GAAP Operating income (loss)                      (736)  3,636

       GAAP Net income (loss)                            (419)  3,208

  Adjustments:

  CSD royalty reports received after December 17, 2004
  For OEM shipments prior to December 17, 2004            731       -
  CSD end of life reserve                                 207       -
  Acquired in-process technology                        3,100       -
  Business integration expenses                         1,087       -
  Amortization of intangible assets                       326     134
  Tax impact on Non GAAP adjustments                      (91)    (59)
                                                      ----------------


       Non GAAP operating income (loss) basis          $4,715  $3,770
                                                      ================

       Non GAAP net income (loss) basis                $4,941  $3,283
                                                      ================

 Net income (loss) per diluted share
      Non GAAP                                          $0.18   $0.13
                                                      ================
      GAAP                                             $(0.02)  $0.13
                                                      ================
 Shares used in computing per share amounts            27,986  24,770
                                                      ================


    About Sonic Solutions (NASDAQ: SNIC - News)

    Based in Marin County, California, Sonic Solutions (NASDAQ: SNIC) (http://www.sonic.com/) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio- and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premiere choice for consumers, prosumers and business users worldwide.
    Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.
    Sonic, the Sonic logo, Sonic Solutions are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             clay_leighton@sonic.com
             or
             Market Street Partners
             Carolyn Bass or Rob Walker, 415-445-3234 carolyn@marketstreetpartners.com rwalker@marketstreetpartners.com